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                                                                     Exhibit 5.1




                                                                    21 May, 1996

ACE Limited
The ACE Building
30 Woodbourne Street
Hamilton HM 08
Bermuda

      Re:  ACE Limited
           Registration Statement on Form S-4
           ----------------------------------

Dear Sirs:

We have acted as Cayman Islands counsel to ACE Limited (the "Company") in connection with the registration of Ordinary Shares, par value $0.125 per share (the "Ordinary Shares"), of the Company under the Securities Act of 1933, as amended, in accordance with the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 21, 1996 (the "Registration Statement").

In rendering the opinions expressed herein, we have examined and are familiar with the Registration Statement as an exhibit to which this opinion will be filed. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:-

1. On the basis that the contractual consideration (being worth not less than the par value) for the Ordinary Shares is duly transferred to the Company such Ordinary Shares issued or to be issued may properly be registered in the Company's share register and credited as fully paid under Cayman Islands law.

2. Fully paid shares are not subject to further calls or assessments by the Company.

3. The Company has been incorporated as an exempted company under the Companies Law of the Cayman Islands and the liability of its shareholders is limited to the amount, if any, unpaid on their shares (per Clause 5 of the Company's Memorandum of Association). On the basis that all such shares are fully paid, there is no rule of Cayman Islands law that would impose any further liability on person holding shares in the Company, merely by reason of such shareholding.

We consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to all references to this firm in such Registration Statement.

                                                 Yours faithfully,




                                                 Maples and Calder